Exhibit 99.1

Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release

Intel Reports Full-Year Revenue of $52.7 Billion, Net Income of $9.6 Billion
Generates $21 Billion in Cash from Operations

Reports Fourth-Quarter Revenue of $13.8 Billion

•	Operating income of $3.5 billion, up 12 percent year-over-year

•	EPS of 51 cents, up 6 percent year-over-year

•	PC Client Group revenue of $8.6 billion, flat year-over-year

•	Data Center Group revenue of $3.0 billion, up 8 percent year-over-year

SANTA CLARA, Calif., January 16, 2014 -- Intel Corporation today reported full-year revenue of $52.7 billion, operating income of $12.3 billion, net income of $9.6 billion and EPS of $1.89. The company generated approximately $20.9 billion in cash from operations, paid dividends of $4.5 billion, and used $2.1 billion to repurchase 94 million shares of stock.
For the fourth quarter, Intel posted revenue of $13.8 billion, operating income of $3.5 billion, net income of $2.6 billion, and EPS of 51 cents. The company generated approximately $6.2 billion in cash from operations, paid dividends of $1.1 billion, and used $528 million to repurchase 22 million shares of stock.
“We had a solid fourth quarter with signs of stabilization in the PC segment and financial growth from a year ago,” said Intel CEO Brian Krzanich. “We’ve built a strong foundation for our business by bringing innovation to the market more quickly across a wide range of computing platforms. For example, at CES, we demonstrated multiple devices that weren’t on our roadmap six months ago.”

Full-Year 2013 Key Financial Information and Business Unit Trends

•	PC Client Group revenue of $33.0 billion, down 4 percent from 2012.

•	Data Center Group revenue of $11.2 billion, up 7 percent from 2012.

•	Other Intel architecture operating segments revenue of $4.1 billion, down 7 percent from 2012.

Q4 Key Financial Information and Business Unit Trends

•	PC Client Group revenue of $8.6 billion, up 2 percent sequentially and flat year-over-year.

•	Data Center Group revenue of $3.0 billion, up 3 percent sequentially and up 8 percent year-over-year.

•	Other Intel architecture operating segments revenue of $1.1 billion, up 4 percent sequentially and up 9 percent year-over-year.

•	Gross margin of 62.0 percent, 1 percentage point above the midpoint of the company's prior expectation of 61 percent.

•	R&D plus MG&A spending of $4.8 billion, slightly above the company’s prior expectation of approximately $4.7 billion.

•	Tax rate of 26 percent versus the company's prior expectation of 25 percent.

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Financial Comparison
Annual
	2013	2012	vs. 2012
Revenue	$52.7 billion	$53.3 billion	down 1%
Gross Margin	59.8%	62.1%	down 2.3 pts.
Operating Income	$12.3 billion	$14.6 billion	down 16%
Net Income	$9.6 billion	$11.0 billion	down 13%
Earnings Per Share	$1.89	$2.13	down 11%

Financial Comparison
Quarterly
	Q4 2013	Q4 2012	vs. Q4 2012
Revenue	$13.8 billion	$13.5 billion	up 3%
Gross Margin	62.0%	58.0%	up 4.0 pts.
Operating Income	$3.5 billion	$3.2 billion	up 12%
Net Income	$2.6 billion	$2.5 billion	up 6%
Earnings Per Share	51 cents	48 cents	up 6%

Business Outlook
Intel’s Business Outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures or other investments that may be completed after January 16.

Full-Year 2014

•	Revenue: approximately flat.

•	Gross margin percentage: 60 percent, plus or minus a few percentage points.

•	R&D plus MG&A spending: approximately $18.6 billion.

•	Amortization of acquisition-related intangibles: approximately $300 million.

•	Depreciation: approximately $7.4 billion.

•	Tax rate: approximately 27 percent.

•	Full-year capital spending: $11.0 billion, plus or minus $500 million.

Q1 2014

•	Revenue: $12.8 billion, plus or minus $500 million.

•	Gross margin percentage: 59 percent, plus or minus a couple of percentage points.

•	R&D plus MG&A spending: approximately $4.8 billion.

•	Restructuring and asset impairment charges: approximately $200 million.

•	Amortization of acquisition-related intangibles: approximately $70 million.

•	Impact of equity investments and interest and other: approximately $25 million.

•	Depreciation: approximately $1.7 billion.

For additional information regarding Intel’s results and Business Outlook, please see the CFO commentary at: www.intc.com/results.cfm.

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Status of Business Outlook
Intel’s Business Outlook is posted on intc.com and may be reiterated in public or private meetings with investors and others. The Business Outlook will be effective through the close of business on March 14 unless earlier updated; except that the Business Outlook for amortization of acquisition-related intangibles, impact of equity investments and interest and other, restructuring and asset impairment charges, and tax rate, will be effective only through the close of business on January 23. Intel’s Quiet Period will start from the close of business on March 14 until publication of the company’s first-quarter earnings release, scheduled for April 15, 2014. During the Quiet Period, all of the Business Outlook and other forward-looking statements disclosed in the company’s news releases and filings with the SEC should be considered as historical, speaking as of prior to the Quiet Period only and not subject to an update by the company.

Risk Factors
The above statements and any others in this document that refer to plans and expectations for the first quarter, the year and the future are forward-looking statements that involve a number of risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should” and their variations identify forward-looking statements. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Many factors could affect Intel’s actual results, and variances from Intel’s current expectations regarding such factors could cause actual results to differ materially from those expressed in these forward-looking statements. Intel presently considers the following to be the important factors that could cause actual results to differ materially from the company’s expectations.

•
Demand could be different from Intel's expectations due to factors including changes in business and economic conditions; customer acceptance of Intel’s and competitors’ products; supply constraints and other disruptions affecting customers; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers. Uncertainty in global economic and financial conditions poses a risk that consumers and businesses may defer purchases in response to negative financial events, which could negatively affect product demand and other related matters.

•
Intel operates in intensely competitive industries that are characterized by a high percentage of costs that are fixed or difficult to reduce in the short term and product demand that is highly variable and difficult to forecast. Revenue and the gross margin percentage are affected by the timing of Intel product introductions and the demand for and market acceptance of Intel's products; actions taken by Intel's competitors, including product offerings and introductions, marketing programs and pricing pressures and Intel’s response to such actions; and Intel’s ability to respond quickly to technological developments and to incorporate new features into its products.

•
The gross margin percentage could vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; segment product mix; the timing and execution of the manufacturing ramp and associated costs; start-up costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources; product manufacturing quality/yields; and impairments of long-lived assets, including manufacturing, assembly/test and intangible assets.

•
The tax rate expectation is based on current tax law and current expected income. The tax rate may be affected by the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits

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with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.

•
Gains or losses from equity securities and interest and other could vary from expectations depending on gains or losses on the sale, exchange, change in the fair value or impairments of debt and equity investments; interest rates; cash balances; and changes in fair value of derivative instruments.

•
Intel's results could be affected by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns and fluctuations in currency exchange rates.

•
Expenses, particularly certain marketing and compensation expenses, as well as restructuring and asset impairment charges, vary depending on the level of demand for Intel's products and the level of revenue and profits.

•	Intel’s results could be affected by the timing of closing of acquisitions and divestitures.

•
Intel's results could be affected by adverse effects associated with product defects and errata (deviations from published specifications), and by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust, disclosure and other issues, such as the litigation and regulatory matters described in Intel's SEC reports. An unfavorable ruling could include monetary damages or an injunction prohibiting Intel from manufacturing or selling one or more products, precluding particular business practices, impacting Intel’s ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property.

A detailed discussion of these and other factors that could affect Intel’s results is included in Intel’s SEC filings, including the company’s most recent reports on Form 10-Q and Form 10-K.

Earnings Webcast
Intel will hold a public webcast at 2 p.m. PDT today on its Investor Relations website at www.intc.com. A webcast replay and MP3 download will also be available on the site.

Intel plans to report its earnings for the first quarter of 2014 on April 15, 2014. Immediately following the earnings report, the company plans to publish a commentary by Stacy J. Smith, executive vice president and chief financial officer, at www.intc.com/results.cfm. A public webcast of Intel’s earnings conference call will follow at 2 p.m. PDT at www.intc.com.

About Intel
Intel (NASDAQ: INTC) is a world leader in computing innovation. The company designs and builds the essential technologies that serve as the foundation for the world’s computing devices. Additional information about Intel is available at newsroom.intel.com and blogs.intel.com.

Intel, the Intel logo and Core are trademarks of Intel Corporation in the United States and other countries.
*Other names and brands may be claimed as the property of others.

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INTEL CORPORATION
CONSOLIDATED SUMMARY STATEMENT OF INCOME DATA
(In millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	Dec 28, 2013	Dec 29, 2012	Dec 28, 2013	Dec 29, 2012
NET REVENUE	$13,834	$13,477	$52,708	$53,341
Cost of sales	5,263	5,660	21,187	20,190
GROSS MARGIN	8,571	7,817	31,521	33,151

Research and development	2,826	2,629	10,611	10,148
Marketing, general and administrative	2,006	1,958	8,088	8,057
R&D AND MG&A	4,832	4,587	18,699	18,205
Restructuring and asset impairment charges	116	—	240	—
Amortization of acquisition-related intangibles	74	75	291	308
OPERATING EXPENSES	5,022	4,662	19,230	18,513
OPERATING INCOME	3,549	3,155	12,291	14,638
Gains (losses) on equity investments, net	34	60	471	141
Interest and other, net	(32)	(11)	(151)	94
INCOME BEFORE TAXES	3,551	3,204	12,611	14,873
Provision for taxes	926	736	2,991	3,868
NET INCOME	$2,625	$2,468	$9,620	$11,005

BASIC EARNINGS PER COMMON SHARE	$0.53	$0.50	$1.94	$2.20
DILUTED EARNINGS PER COMMON SHARE	$0.51	$0.48	$1.89	$2.13

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	4,971	4,968	4,970	4,996
DILUTED	5,103	5,095	5,097	5,160

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INTEL CORPORATION
CONSOLIDATED SUMMARY BALANCE SHEET DATA
(In millions)

	Dec 28, 2013	Sep 28, 2013	Dec 29, 2012
CURRENT ASSETS
Cash and cash equivalents	$5,674	$4,881	$8,478
Short-term investments	5,972	6,492	3,999
Trading assets	8,441	7,773	5,685
Accounts receivable, net	3,582	3,719	3,833
Inventories:
Raw materials	458	505	478
Work in process	1,998	2,259	2,219
Finished goods	1,716	1,769	2,037
	4,172	4,533	4,734
Deferred tax assets	2,594	2,435	2,117
Other current assets	1,649	1,517	2,512
TOTAL CURRENT ASSETS	32,084	31,350	31,358

Property, plant and equipment, net	31,428	30,346	27,983
Marketable equity securities	6,221	6,514	4,424
Other long-term investments	1,473	1,583	493
Goodwill	10,513	10,467	9,710
Identified intangible assets, net	5,150	5,434	6,235
Other long-term assets	5,489	4,857	4,148
TOTAL ASSETS	$92,358	$90,551	$84,351

CURRENT LIABILITIES
Short-term debt	$281	$350	$312
Accounts payable	2,969	2,996	3,023
Accrued compensation and benefits	3,123	2,530	2,972
Accrued advertising	1,021	1,012	1,015
Deferred income	2,096	2,093	1,932
Other accrued liabilities	4,078	4,894	3,644
TOTAL CURRENT LIABILITIES	13,568	13,875	12,898

Long-term debt	13,165	13,157	13,136
Long-term deferred tax liabilities	4,397	4,384	3,412
Other long-term liabilities	2,972	3,683	3,702
Stockholders' equity:
Preferred stock	—	—	—
Common stock and capital in excess of par value	21,536	21,113	19,464
Accumulated other comprehensive income (loss)	1,243	1,048	(399)
Retained earnings	35,477	33,291	32,138
TOTAL STOCKHOLDERS' EQUITY	58,256	55,452	51,203
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$92,358	$90,551	$84,351

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INTEL CORPORATION
SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION
(In millions)

	Q4 2013	Q3 2013	Q4 2012
CASH INVESTMENTS:
Cash and short-term investments	$11,646	$11,373	$12,477
Trading assets - marketable debt securities	8,441	7,773	5,685
Total cash investments	$20,087	$19,146	$18,162

CURRENT DEFERRED INCOME:
Deferred income on shipments of components to distributors	$852	$891	$694
Deferred income from software and services group	1,244	1,202	1,238
Total current deferred income	$2,096	$2,093	$1,932

SELECTED CASH FLOW INFORMATION:
Depreciation	$1,667	$1,729	$1,641
Share-based compensation	$263	$268	$272
Amortization of intangibles	$289	$292	$364
Capital spending	$(2,948)	$(2,866)	$(2,504)
Net cash (used)/received for acquisitions/divestitures	$(43)	$(498)	$(70)
Investments in non-marketable equity instruments	$(182)	$(133)	$(117)
Stock repurchase program	$(528)	$(536)	$(1,000)
Proceeds from sales of shares to employees & excess tax benefit	$287	$272	$139
Issuance of long-term debt	$—	$—	$6,124
Dividends paid	$(1,121)	$(1,121)	$(1,119)

EARNINGS PER COMMON SHARE INFORMATION:
Weighted average common shares outstanding - basic	4,971	4,981	4,968
Dilutive effect of employee equity incentive plans	69	60	73
Dilutive effect of convertible debt	63	59	54
Weighted average common shares outstanding - diluted	5,103	5,100	5,095

STOCK BUYBACK:
Shares repurchased	22	24	47
Cumulative shares repurchased (in billions)	4.4	4.3	4.3
Remaining dollars authorized for buyback (in billions)	$3.2	$3.7	$5.3

OTHER INFORMATION:
Employees (in thousands)	107.6	107.2	105.0

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INTEL CORPORATION
SUPPLEMENTAL OPERATING SEGMENT RESULTS
(In millions)

	Three Months Ended		Twelve Months Ended
	Dec 28, 2013	Dec 29, 2012	Dec 28, 2013	Dec 29, 2012
Net Revenue
PC Client Group	$8,560	$8,560	$33,039	$34,504
Data Center Group	2,998	2,776	11,238	10,511
Other Intel architecture operating segments	1,105	1,018	4,092	4,378
Software and services operating segments	683	636	2,502	2,381
All other	488	487	1,837	1,567
TOTAL NET REVENUE	$13,834	$13,477	$52,708	$53,341

Operating income (loss)
PC Client Group	$3,395	$2,829	$11,827	$13,106
Data Center Group	1,462	1,317	5,164	5,020
Other Intel architecture operating segments	(620)	(495)	(2,445)	(1,377)
Software and services operating segments	38	(36)	1	(11)
All other	(726)	(460)	(2,256)	(2,100)
TOTAL OPERATING INCOME	$3,549	$3,155	$12,291	$14,638
In 2013, we completed a reorganization that transferred a portion of our wired connectivity business formerly included within the Data Center Group to the PC Client Group, as the technology from that portion of the business is primarily used for client connectivity. Prior period amounts have been adjusted retrospectively to reflect this new organization structure.
We reorganized our Intel Mobile Communications (IMC) businesses within the "other Intel architecture" operating segments to segment our focus on the phone business. As part of this reorganization, we separated the phone component business into the existing Phone Group operating segment and renamed the remaining mobile component business as the Multi-Comm operating segment.
Our operating segment results shown above are comprised of the following:

•
PC Client Group: Delivering platforms designed for the notebook (including Ultrabook™ systems and convertibles), desktop (including all-in-ones and high-end enthusiast PCs), and certain tablet market segments; and wireless and wired connectivity products.

•	Data Center Group: Delivering platforms designed for the server, workstation, and storage computing market segments; and wired network connectivity products.

•	Other Intel architecture operating segments consist of the following:

◦	Intelligent Systems Group: Delivering platforms designed for embedded applications for communications, medical, automotive, industrial, retail, and other market segments.

◦	Multi Comm: Delivering mobile components such as baseband processors, radio frequency transceivers, WiFi, Bluetooth, global navigation satellite system, and power management chips.

◦	Tablet Group: Delivering platforms designed for the tablet market segment.

◦	Phone Group: Delivering platforms designed for the smartphone market segment; and phone components

◦	Service Provider Group: Delivering gateway and set-top box components

◦	Netbook Group: Delivering platforms designed for the netbook market segment.

◦
New Devices Group: Delivering reference devices and technology platforms ready to be used by customers as well as System-on-Chip architecture specifically designed for wearable and other emerging compute opportunities.

•	Software and services operating segments consists of the following:

◦	McAfee: A wholly owned subsidiary delivering software products for endpoint security, network and content security, risk and compliance, and consumer and mobile security.

◦	Wind River Software Group: A wholly owned subsidiary delivering software optimized products for the embedded and mobile market segments.

◦	Software and Services Group: Delivering software products and services that promote Intel Architecture as the platform of choice for software development.

•	All other consists of the following:

◦	Non-Volatile Memory Solutions Group: Delivering NAND flash memory products for use in a variety of devices.

◦	Corporate: Revenue, expenses, and charges such as:

▪	A portion of profit-dependent compensation and other expenses not allocated to the operating segments.

▪	Amounts included within restructuring and asset impairment charges.

▪	Divested businesses for which discrete operating results are not reviewed by our CODM.

▪	Results of operations of start-up businesses that support our initiatives, including our foundry business.

▪	Acquisition-related costs, including amortization and any impairment of acquisition-related intangibles and goodwill.

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INTEL CORPORATION
SUPPLEMENTAL PLATFORM REVENUE INFORMATION

	Q4 2013	Q4 2013	2013
	compared to Q3 2013	compared to Q4 2012	compared to 2012
PC Client Group Platform
Unit Volumes	3%	3%	(3)%
Average Selling Prices	—%	(2)%	—%

Data Center Group Platform
Unit Volumes	(3)%	1%	3%
Average Selling Prices	7%	7%	4%

PC Client Group Notebook and Desktop Platform Key Drivers
- Notebook platform volumes decreased 4% from 2012 to 2013
- Notebook platform average selling prices decreased 4% from 2012 to 2013
- Desktop platform volumes decreased 2% from 2012 to 2013
- Desktop platform average selling prices increased 6% from 2012 to 2013